EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Becton, Dickinson and Company, a New Jersey corporation (the “Company”), hereby constitutes and appoints Vincent A. Forlenza, Christopher R. Reidy, Jeffrey S. Sherman and Gary DeFazio, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended September 30, 2014, and any amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on this 25th day of November, 2014.

/s/ Basil L. Anderson	/s/ Gary A. Mecklenburg
Basil L. Anderson	Gary A. Mecklenburg

/s/ Henry P. Becton, Jr.	/s/ James F. Orr
Henry P. Becton, Jr.	James F. Orr

/s/ Catherine M. Burzik Catherine M. Burzik	/s/ Willard J. Overlock, Jr. Willard J. Overlock, Jr.

/s/ Edward F. DeGraan	/s/ Claire Pomeroy
Edward F. DeGraan	Claire Pomeroy

/s/ Vincent A. Forlenza	/s/ Rebecca W. Rimel
Vincent A. Forlenza	Rebecca W. Rimel

/s/ Claire M. Fraser	/s/ Bertram L. Scott
Claire M. Fraser	Bertram L. Scott

/s/ Christopher Jones	/s/ Alfred Sommer
Christopher Jones	Alfred Sommer

/s/ Marshall O. Larsen
Marshall O. Larsen